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                                                                 EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-40562 of ConAgra, Inc. and subsidiaries on Form S-4 of our reports dated July 9, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of ConAgra, Inc. and subsidiaries for the year ended May 30, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska
July 19, 2000